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                             NOTE PURCHASE AGREEMENT


                                     between


                         ENTERPRISE FUNDING CORPORATION,

                                   as Company

                                       and

                                   BELK, INC.

                                    as Debtor

                                       and

                              THE BELK CENTER, INC.

                                   as Servicer


                                       and

                                NATIONSBANK, N.A.

                           as Agent and Bank Investor


                             Dated as of May 3, 1999


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                             NOTE PURCHASE AGREEMENT

         Note Purchase Agreement (this "Agreement"), dated as of May 3, 1999, by and among BELK, INC., a Delaware corporation, as debtor (in such capacity, the "Debtor"), THE BELK CENTER, INC., a North Carolina corporation, as servicer (the "Servicer" or "Belk Center"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company") and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor.


                             PRELIMINARY STATEMENTS

         WHEREAS, the Debtor has issued the Note to the Agent and will be obligated to the holder of such Note to pay the principal of and interest on such Note in accordance with the terms thereof;

         WHEREAS, the Guarantor is guaranteeing the payment and performance by the Debtor of its obligations under the Note;

         NOW, THEREFORE, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Account" means each credit account established pursuant to an Account Agreement with an Obligor as of the Cut-Off Date and on any day thereafter.

         "Account Agreements" means the agreements and Federal Truth in Lending Statement for Accounts, in substantially the form attached as Exhibit A to this Agreement, as such agreements or statement may be amended, modified or otherwise changed from time to time.

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         "Accrued Interest Component" means, for any Collection Period, that portion of the Interest Component of all Related Commercial Paper outstanding at any time during such Collection Period which has accrued from the first day through the last day of such Collection Period whether or not such Related Commercial Paper matures during such Collection Period, based on the actual number of days in such Collection Period that such Related Commercial Paper was outstanding.

         "Additional Advance Certificate" means a certificate of the Servicer in substantially the form of Exhibit B hereto, appropriately completed.

         "Adjusted LIBOR Rate" means, with respect to any period during which the return to any Bank Investor or the Liquidity Provider is to be calculated by reference to the London interbank offered rate, a rate which is 0.80% (2.80% upon the occurrence and during the continuance of a Termination Event other than a Termination Event described in Section 6.1(o) or 6.1(p)) in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

         "Administrative Agent" means NationsBank, N.A., as administrative agent.

         "Administrative Fee" means the fee payable by the Debtor to the Company pursuant to Section 2.6 hereof, the terms of which are set forth in the Fee Letter.

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         "Advance" means a funding which is made pursuant to Section 2.1(a)
hereof.

         "Advance Amount" means with respect to any Advance, the amount paid to the Debtor by the Company or the Bank Investors.

         "Advance Date" means, with respect to each Advance, the Business Day on which such Advance is made.

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

         "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to
Article VII.

         "Aggregate Interest Component" means aggregate sum of the Interest Components of all issued and outstanding Related Commercial Paper.

         "Agreement" has the meaning specified in the preamble hereto.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Carrying Costs at such time, (ii) yield on Related Commercial Paper, interest related to any outstanding LIBOR-based funding periods arising from advances by any Liquidity Provider or Bank Investor, (iii) without duplication, Facility Fees, Program Fees, and Administrative Fees which may have accrued and be unpaid at such time, (iv) the Net Investment at such time, and (v) all other

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amounts owed (whether due or accrued) hereunder by the Debtor to the Company, the Agent or any Bank Investor at such time.

         "Arrangement Fee" means the fee payable by the Debtor to the Administrative Agent pursuant to Section 2.6 hereof, the terms of which are set forth in the Fee Letter.

         "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time, (ii) such Bank Investor's unused Commitment, and (iii) such Bank Investor's Pro Rata Share of the Outstanding Principal Balance of Eligible Receivables (excluding Defaulted Receivables) at such time.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit C attached hereto.

         "Bank" means Belk National Bank, a national banking association.

         "Bank Investors" means NationsBank, N.A. and each other financial institution that becomes a Bank Investor pursuant to an Assignment and Assumption Agreement in accordance with the Agreement and the respective successors and permitted assigns of any of the foregoing.

         "Base Rate" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider (or if more than one Liquidity Provider, then by NationsBank) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or if more than one Liquidity Provider, by NationsBank)) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such

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transactions received by the Liquidity Provider (or, if more than one Liquidity
Provider, then by NationsBank) from three Federal funds brokers of recognized standing selected by it.

         "Belk Center" means The Belk Center, Inc.

         "Belk Simpson" means Belk-Simpson Company, Greenville, South Carolina.

         "Belk Virginia" means Belk Stores of Virginia LLC.

         "Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Debtor, any Designated Seller or any ERISA Affiliate of the Debtor or a Designated Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

         "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York or Charlotte, North Carolina are authorized or required by law to close, and, when used with respect to the determination of any LIBOR Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

         "Carrying Costs" means for a Collection Period the sum of (i) the sum of the dollar amount of the Company's obligations for such Collection Period determined on an accrual basis in accordance with GAAP consistently applied (a) to pay (or pass through) interest with respect to Purchased Interests pursuant to the provisions of the Liquidity Provider Agreement (such interest to be calculated based on the Adjusted LIBOR Rate) outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period and to pay interest with respect to amounts disbursed by a Credit Support Provider pursuant to the Credit Support Agreement outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period, (b) to pay the Accrued Interest Compo-

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nent of Related Commercial Paper with respect to any Collection Period (and, for purposes of this clause (b), Related Commercial Paper shall include Commercial Paper issued to fund the Net Investment even if such Commercial Paper is issued in an amount in excess of the Net Investment), (c) to pay the Dealer Fee with respect to Related Commercial Paper issued during such Collection Period, (d) to pay any past due interest not paid in clauses (a) and (b) with respect to prior Collection Periods, and (e) to pay the costs of the Company with respect to the operation of Sections 6.1, 6.2, 6.3 and 6.4, (ii) the Program Fee, the Administrative Fee and the Facility Fee accrued from the first day through the last day of such Collection Period whether or not such amount is payable during such Collection Period, and all interest amounts due the Bank Investors in accordance with Section 2.2(c), (d) and (e) and (iii) to pay the Servicing Fee due to any successor Servicer.

         "Closing Date" means May 3, 1999.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" has the meaning specified in the Guaranty and Security Agreement.

         "Collateral Agent" means NationsBank, N.A. in its capacity as collateral agent under the Security Agreement, dated as of September 5, 1991, as amended, between Enterprise and NationsBank, N.A., as consented and agreed to by the Liquidity Provider and the letter of credit bank (as defined therein).

         "Collection Account" means the account, established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.4 of the Guaranty and Security Agreement.

         "Collection Period" means each monthly period ending on the 28th day of a calendar month; provided, that the first Collection Period shall begin on the Cut-Off Date and shall end on the 28th day of the calendar following the month containing the Cut-Off Date. For purposes of calculation under this definition relating to Receivables performance involving "Collection Periods" prior to the date hereof, the parties hereto agree that

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such prior periods shall refer to "Collection Periods" under that certain Note
Purchase and Security Agreement, dated as of June 12, 1998, by and between the Company, Belk, Inc., Belk Center and NationsBank, N.A., as amended, restated or supplemented and in effect from time to time.

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Recoveries and Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable. For the purposes hereof, "cash" shall include payments received with respect to the Receivables in the form of cash, checks or money orders.

         "Commercial Paper" means the promissory notes of the Company issued by the Company in the commercial paper market.

         "Commitment" means, (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to make advances to the Debtor or to acquire interests in the Net Investment from the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment", minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination and (ii) with respect to any direct or indirect assignee of a Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make advances to the Debtor or to acquire interests in the Net Investment from the Company not to exceed the amount set forth in such Assignment and Assumption Agreement plus the dollar amount of any increase to such assignee's Commitment consented to by such assignee prior to the time of determination minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination.

         "Commitment Termination Date" means May 2, 2000, or such later date to which the Commitment Termina-

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tion Date may be extended by Debtor, the Agent and the Bank Investors not later than 30 days prior to the then current Commitment Termination Date.

         "Company" means Enterprise Funding Corporation, and its successors and permitted assigns.

         "Company Termination Date" means the second Business Day after the delivery by the Company to the Debtor of written notice that the Company elects to commence the amortization of its interest in the Net Investment pursuant to
Section 2.5 or otherwise liquidate the Net Investment.

         "Conduit Assignee" shall mean any commercial paper conduit for which the administrative agent is either NationsBank or Bank of America National Trust and Savings Association and which is designated by NationsBank from time to time to accept an assignment from the Company of all or a portion of the Net Investment.

         "Credit Guidelines" means Belk Center's credit and collection policy or policies and practices, relating to Accounts and Receivables existing on the Cut-Off Date and referred to in Exhibit D attached hereto, as modified and as supplemented from time to time in compliance with Section 4.2(d) of the Guaranty and Security Agreement.

         "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Credit Support Provider" means the Person or Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Cut-Off Date" means May 1, 1999.

         "Cycle Date" means the 1st, 4th, 7th, 10th, 13th, 16th, 19th, 22nd, 25th and 28th calendar day of each calendar month.

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         "Date of Processing" means, with respect to any transaction giving rise to a Receivable, the date on which such transaction is first recorded on the Servicer's computer master file of Accounts (without regard to the effective date of such recordation).

         "Dealer Fee" shall have the meaning assigned in the Fee Letter.

         "Debtor" has the meaning specified in the preamble hereto.

         "Debtor Receivable" means any Receivable which has been transferred from the Bank or the Guarantor to the Debtor pursuant to a Receivables Purchase Agreement.

         "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.7(a) or (b) hereof.

         "Default Ratio" means, with respect to any Collection Period, the ratio (expressed as a percentage) computed (on the following Determination Date) as of the last day of each Collection Period by dividing (i) the product of (x) 12 and
(y) the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period by (ii) the aggregate amount of all Receivables (other than Defaulted Receivables) as of the last day of the prior Collection Period.

         "Default Ratio Multiplier" means, at any time, the highest three-month rolling arithmetic average Default Ratio for the twelve most recent Collection Periods. The three-month rolling arithmetic average Default Ratio shall be computed on each Determination Date by dividing the sum of the Default Ratios for the three immediately preceding Collection Periods by three.

         "Defaulted Receivable" means a Receivable in an Account with respect to which, in accordance with the Credit Guidelines or Belk Center's customary and usual servicing procedures, the Servicer has charged off such Receivable as uncollectible; a Receivable shall become a Defaulted Receivable on the day on which it is recorded as charged off as uncollectible on the Servicer's computer master file of consumer credit card revolving accounts.

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         "Delinquency Ratio" means, the ratio (expressed as a percentage)
computed as of the last day of each Collection Period by dividing (i) the aggregate amount of all Delinquent Receivables as of such date by (ii) the aggregate amount of all Receivables (other than Defaulted Receivables) as of such date.

         "Delinquent Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

         "Designated Sellers" means, collectively, Belk Simpson and Belk
Virginia.

         "Determination Date" means with respect to any Collection Period, the tenth day of the succeeding calendar month or, if such tenth day is not a Business Day, the Business Day next succeeding such tenth day.

         "Dilution Ratio" means, for each Collection Period, the ratio (expressed as a percentage) computed (on the following Determination Date) as of the last day of each Collection Period by dividing (i) the aggregate amount by which Receivables (other than the finance charge component of any such Receivable) are reduced or cancelled as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, or any other downward adjustments to the balance of such Receivable without receiving Collections therefor and prior to such Receivable becoming a Defaulted Receivable (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by the Debtor, a Designated Seller or the Servicer, provided to Obligors in respect of Receivables during such month by (ii) the aggregate Outstanding Principal Balance of all Receivables as of the last day of the preceding Collection Period.

         "Dilution Ratio Multiplier" means (i) at any time during a Collection Period ending in November, December, or January, the highest Dilution Ratio for the immediately preceding Collection Periods ending in Novem-

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ber, December or January, and (ii) at any other time, the highest Dilution Ratio during the immediately preceding twelve Collection Periods (excluding for purposes of this determination, the Collection Periods ending in November, December or January).

         "Discount Percentage" means the percentage designated by the Debtor pursuant to Section 2.4(d).

         "Discount Receivables" shall have the meaning specified in Section 2.4(d).

         "Discount Receivable Collections" means, for any day, the product of
(a) the Discount Percentage and (b) Collections, other than those of the type described in clauses (i) and (ii) of the definition of "Finance Charge Collections," on such day.

         "Early Collection Fee" means, for any funding period during which the portion of the Net Investment that was allocated to such funding period is reduced for any reason whatsoever, the excess, if any, of (i) the additional interest that would have accrued during such funding period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

         "Eligible Account" means, as of the Closing Date (or, with respect to Accounts arising after the Closing Date, as of the date of creation), each Account in existence and owned by the Bank:

                  (1) which is payable in United States Dollars;

                  (2) the credit card or cards related thereto have not been reported lost or stolen or designated fraudulent;

                  (3) which is not an Account as to which any of the Receivables existing thereunder are Defaulted Receivables;

                  (4) the Receivables in which have not been charged-off (unless such Account is subsequently reinstated);

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                  (5) which is serviced by the Servicer and has been created by the Bank (or acquired by the Bank on the Closing Date) and is maintained by the Bank in the ordinary course of its business in accordance with the Credit Guidelines; and

                  (6) with respect to which the Bank has, and, with respect to which to the Receivables thereunder, the Guarantor (or, in the case of Debtor Receivables, the Debtor) has, good title thereto, free and clear of all Adverse Claims.

         "Eligible Investments" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having

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a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively;
and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

         "Eligible Receivable" means, at any time, any Receivable:

                  (7) with respect to which, the related Account is an Eligible Account;

                  (8) which has been originated by the Bank (or, in the case of certain Receivables existing on the Closing Date, has been sold by the Debtor or a Designated Seller to the Bank or the Guarantor) in the ordinary course of its business and has been sold to the Guarantor (or, in the case of Debtor Receivables, to the Debtor) pursuant to (and in accordance with) the applicable Receivables Purchase Agreement, and to which the Guarantor (or, in the case of Debtor Receivables, the Debtor) has good title thereto, free and clear of all Adverse Claims;

                  (9) which (together with the Collections and Related Security related thereto) has been the subject of the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto) to the Agent, on behalf of the Company and the Bank Investors, effective until the termination of this Agreement;

                  (10) which arises pursuant to an Account with respect to which the Debtor, the Bank or any Affiliate of the Debtor or the Bank has performed all material obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder, at the time an interest in such Receivable is initially pledged to the Agent, on behalf of the Company and the Bank Investors;

                  (11) the Obligor of which has been directed to make all payments to a Post Office Box with respect to which there shall be a Post Office Box Agree-

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ment in effect or at retail store locations owned by the Debtor or any
Designated Seller;

                  (12) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (13) which is an "account" or a "general intangible" or "chattel paper" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

                  (14) which arises under an Account that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, right of rescission, dispute, offset, counterclaim or other defense (it being understood that a potential reduction because of returned merchandise would not in itself cause a Receivable to not be considered an "Eligible Receivable");

                  (15) which was created in compliance, in all material respects, with all laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and pursuant to an Account Agreement which complies, in all material respects, with all such laws, rules and regulations;

                  (16) which (A) satisfies all applicable requirements of the Credit Guidelines, (B) has not been waived or modified except in accordance with the Credit Guidelines, (C) is assignable without the consent of, or notice to, the Obligor thereunder and (D) is not, at the time of the initial creation of interest hereunder, a Defaulted Receivable;

                  (17) is serviced in all respects by the Servicer;

                  (18) with respect to which all material consents, licenses, approvals or authorizations

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of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Bank (or, in the case of certain Receivables existing on the Closing Date, by the Debtor, an Affiliate thereof or the related Designated Seller) in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Bank (or, in the case of certain Receivables existing on the Closing Date, by the Debtor, an Affiliate thereof or the related Designated Seller), of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect; and

                  (19) the assignment of which under the applicable Receivables Purchase Agreements by the Bank or the Debtor to the Guarantor, and the grant of a security interest therein under the Guaranty and Security Agreement does not violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

         "Event of Bankruptcy" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or

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against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or
(ii).

         "Excluded Taxes" shall have the meaning specified in Section 6.3 hereof.

         "Facility Fee" means the fee payable by the Debtor to the Agent for distribution to the Bank Investors pursuant to Section 2.6(a) hereof, the terms of which are set forth in the Fee Letter.

         "Facility Limit" means $300,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect; provided, further, that from and after the Termination Date the Facility Limit shall at all times equal the Net Investment plus the Aggregate Interest Component.

         "Fee Letter" means the letter agreement dated the date hereof between the Debtor, the Company and the Agent on behalf of the Bank Investors, with respect to the fees to be paid by the Debtor hereunder, as amended, modified or supplemented from time to time.

         "Finance Charge Collections" means (i) that portion of the Collections with respect to the Receivables which are estimated by the Servicer to be designated as billed Finance Charges,(ii) any Recoveries (net of liquidation expenses, if any) in respect of Defaulted Receivables and Related Security with respect thereto and (iii) all Discount Receivable Collections.

         "Finance Charges" means, with respect to an Account, any periodic finance charges, and, to the extent rights with respect thereto are held by the Guarantor or the Debtor, late fees, returned check or NSF charges or similar charges owing by an Obligor pursuant to such Account.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means Belk Accounts Receivable LLC, a North Carolina limited liability company, and its successors and permitted assigns.

         "Guarantor Account" means the demand deposit account of the Guarantor maintained at NationsBank, N.A. for the purpose of receiving deposits of Collections.

         "Guarantor's Percentage" means at any time 1 minus the Noteholder's Percentage.

         "Guaranty" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

         "Guaranty and Security Agreement" means that certain Guaranty and Security Agreement, dated as of May 3, 1999, between the Guarantor, the Servicer, the Debtor and NationsBank, as Agent and as a Bank Investor, as amended, modified or supplemented from time to time.

         "Indebtedness" means, with respect to any Person, without duplication, such Person's (i) obligations for borrowed money evidenced by a promissory note, bond or similar written obligation, including, without limitation, conditional sales or similar title retention agreements, (ii) obligations representing the deferred purchase price of property, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, and all liabilities of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), (v) Capitalized Lease obligations, and (vi) obligations for which such Person is obligated pursuant to a Guaranty; provided that the term "Indebtedness" shall not include any accounts payable arising in the ordinary course of such Person's business on terms customary in the trade.

         "Indemnified Amounts" has the meaning specified in Section 6.1 hereof.

         "Indemnified Parties" has the meaning specified in Section 6.1 hereof.

         "Interest Component" means, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions to the extent included as part of such discount).

         "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "LIBOR Rate" means, with respect to any one-month, two-month or three-month funding period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month, two months or three months, as applicable. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any funding period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month, two months or three months, as applicable; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

         "London Business Day" shall mean, with respect to the determination of the LIBOR Rate, any Business Day other than a Business Day on which banking institutions in London, England trading in dollar deposits in the London interbank market are authorized or obligated by law or executive order to be closed.

         "Majority Investors" means, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 51% of the Facility Limit (less the Commitment of any Bank Investor who is to be disregarded pursuant to Section 8.2(b)) as of such date.

         "Material Adverse Effect" means any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Debtor, the Bank or the Guarantor, (iii) the ability of the Debtor, the Bank or the Guarantor, to perform its respective obligations under the Transaction Documents to which it is a party and (iv) the interests of the Agent, the Company or the Bank Investors under the Transaction Documents, or any event or condition which would directly or immediately result in or cause the bankruptcy or insolvency of the Debtor, the Bank or the Guarantor.

         "Minimum Guarantor's Percentage" means at any time the greater of (i)
2.5 times the sum of the Default Ratio Multiplier plus the Dilution Ratio Multiplier and (ii) 15%, subject to a minimum equivalent to, when expressed as the product of the Minimum Guarantor's Percentage and the Net Receivables Balance, 3% of the Facility Limit.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Debtor, any Designated Seller or any ERISA Affiliate of the Debtor or any Designated Seller on behalf of its employees.

         "NationsBank" has the meaning specified in the preamble hereto.

         "Net Investment" means the sum of the initial Advance Amount plus, without duplication, the sum of the cash amounts paid to the Debtor for each Advance less the aggregate amount of payments made by or on behalf of the Debtor received and applied by the Agent to reduce such Net Investment pursuant to
Section 2.4, 2.5 or 2.7 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any payment made by or on behalf of the Debtor so received and applied if at any time such payment is rescinded or must otherwise be returned for any reason; and provided further that the Net Investment may be increased by the amount described in Section 7.9(d) as described therein.

         "Net Portfolio Yield" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction the numerator of which is the estimated daily average Noteholder's Percentage of Finance

Charge Collections over such a period less the Carrying Costs for such Collection Period less the estimated daily average Noteholder's Percentage of the aggregate outstanding balance of all Receivables which became Defaulted Receivables during such Collection Period less the Servicing Fee with respect to such Collection Period (to the extent not duplicative of Carrying Costs) and the denominator of which is the daily average aggregate Net Investment during such Collection Period.

         "Net Receivables Balance" at any time means the aggregate Outstanding Principal Balance of all Eligible Receivables, excluding the aggregate balance of any Discount Receivables at such time, minus the amount by which (i) the aggregate Outstanding Principal Balance of Receivables with respect to which the related obligor has not provided, as its most recent billing address, an address located in the United States or its territories or possessions, or which is a United States military address exceeds (ii) 1.00% of the aggregate Outstanding Principal Balance of Receivables.

         "Note" shall have the meaning specified in Section 2.1(a).

         "Noteholder's Percentage" means the percentage computed in accordance with Section 2.1(b) as follows:

                                     NI/NRB

Where:

NI       =        the Net Investment at the time of such computation.

NRB      =        the Net Receivables Balance at the time of such computation.

         Notwithstanding the foregoing computation, (i) the Noteholder's Percentage shall not exceed 100%, and (ii) the Noteholder's Percentage with respect to Principal Collections at any time on and after the Termination Date shall be the percentage equivalent of a fraction the numerator of which is the Net Investment as of the Termination Date and the denominator of which is the greater of (x) the Net Receivables Balance on the first Remittance Date following the Termination Date or (y) the Net

Receivables Balance on the Remittance Date of the Collection Period in which the Termination Date occurs.

         "Obligor" means any Person obligated to make payments under an Account, including any guarantor thereunder.

         "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Original Receivables Purchase Agreements" means, collectively, (a) the Receivables Purchase Agreement, dated as of June 12, 1998, by and between Belk, Inc., as purchaser, Belk Simpson, as seller, and Belk Center, as servicer, and
(b) the Receivables Purchase Agreement, dated as of January 30, 1999, by and between Belk, Inc., as purchaser, Belk Virginia, as seller, and Belk Center, as servicer.

         "Other Transferor" means any Person that has entered into a note purchase agreement or a receivables purchase agreement or transfer and administration agreement with the Company.

         "Outstanding Principal Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof excluding any accrued and outstanding Finance Charges related thereto and giving effect to the amount of any credit balances and other adjustments existing with respect to such Receivable on such day. The outstanding principal amount of any Defaulted Receivables shall be considered to be zero for the purposes of any determination hereunder of the aggregate Outstanding Principal Balance of the Receivables or the aggregate Outstanding Principal Balance of Eligible Receivables.

         "Payment Rate" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is equal to the amount of all cash and check Principal Collections received during such Collection Period and the denominator of which is equal to the aggregate Outstanding Principal Balance of all Receiv-ables (excluding Discount Receivables) as of the last day of the prior Collection Period.

         "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Post Office Box" means any box at a United States Post Office with respect to which a Post Office Box Agreement is in effect.

         "Post Office Box Agreement" means an agreement between the Servicer and an official of the United States Postal Service in substantially the form of Exhibit E hereto.

         "Potential Termination Event" means an event which with the passage of time or the giving of notice, or both, would constitute a Termination Event.

         "Principal Collections" means with respect to any Collection Period, all Collections received during such period other than Finance Charge Collections.

         "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

         "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

         "Program Fee" means the fee payable by the Debtor to the Company pursuant to Section 2.6 hereof, the terms of which are set forth in the Fee Letter.

         "Purchased Interest" means the interest in the Note acquired by a Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

         "Receivable" means the indebtedness owed by any Obligor under an Account, whether to a Designated Seller, the Debtor, the Bank or the Guarantor, in each case whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. A Receivable shall be deemed to have been created or the amount thereof increased as of the end of the day on the Date of Processing of such Receivable or such increase to the amount thereof.

         "Receivables Purchase Agreements" means, collectively, (i) the Receivables Purchase Agreement, dated as of May 3, 1999, by and among the Guarantor, as purchaser, the Bank, as seller, the Debtor and Belk Center, as servicer, (ii) the Receivables Purchase Agreement, dated as of May 3, 1999, by and among the Bank, as purchaser, the Debtor, as seller, and Belk Center, as servicer, (iii) the Receivables Purchase Agreement, dated as of May 3, 1999, by and among the Guarantor, as purchaser, the Debtor, as seller, and Belk Center, as servicer, (iv) the Assignment of Accounts Receivable, dated as of May 3, 1999, by and among Belk Simpson, the Guarantor and the Bank, (v) the Assignment of Accounts Receivable, dated as of May 3, 1999, by and among Belk Virginia, the Guarantor and the Bank, and (vi) the Original Receivables Purchase Agreements.

         "Records" means all Account Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

         "Recoveries" means all amounts received or collected by the Servicer with respect to Defaulted Receivables.

         "Related Commercial Paper" means Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in the Net Investment with respect to the Debtor.

         "Related Security" means with respect to any Receivable, all of the Guarantor's (or, in the case of a Debtor Receivable, the Debtor's) rights, title and interest in, to and under:

                  (1) all of the Debtor's, a Designated Seller's or the Bank's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

                  (2) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Account related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                  (3) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account related to such Receivable or otherwise;

                  (4) all Records related to such Receivable;

                  (5) all rights and remedies of the Guarantor (or, in the case of a Debtor Receivable, the Debtor's) under the applicable Receivables Purchase Agreement together with all financing statements filed by the Guarantor (or, in the case of a Debtor Receivable, the Debtor's) in connection therewith;

                  (6) all rights and remedies of the Guarantor or the Debtor, as applicable, under the Servicing Agreement; and

                  (7) all Proceeds of any of the foregoing.

         "Remittance Advance" shall have the meaning specified in Section
2.4(d).

         "Remittance Date" means the fifteenth day of each month beginning May 15, 1999, or, if such day is not a Business Day, the Business Day next succeeding such fifteenth day.

         "Requirements of Law" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         "Section 6.2 Costs" has the meaning specified in Section 6.2(d) hereof.

         "Servicer" means at any time the Person then authorized pursuant to
Section 5.1 of the Guaranty and Security Agreement to service, administer and collect Receivables.

         "Servicer Account" means an account maintained by the Servicer at a Servicer Account Bank for the purpose of depositing Collections from Receivables.

         "Servicer Account Agreement" means an agreement between the Agent and a Servicer Account Bank in substantially the form of Exhibit F hereto.

         "Servicer Account Bank" means each of the banks set forth in Exhibit G hereto and such banks as may be added thereto or deleted therefrom pursuant to
Section 2.2 of the Guaranty and Security Agreement.

         "Servicer Default" has the meaning specified in Section 5.4.

         "Servicer Report" means a report, in substantially the form attached hereto as Exhibit H or in such other form as is mutually agreed to by the Servicer, the Debtor and the Agent, furnished by the Servicer pursuant to
Section 2.3 of the Guaranty and Security Agreement.

         "Servicing Agreement" means, collectively, (i) the Membership Agreement, dated as of June 10, 1998, by and among Belk Center, the Debtor, and various other members party thereto, and
(ii) the Accounts Receivable Administration and Servicing Agreement, dated as of May 3, 1999, by and among the Debtor, the Bank and Belk Center.

         "Servicing Fee" means an amount equal to 2.0% per annum (calculated on the basis of actual days elapsed divided by a year consisting of 360 days) on the average daily amount of the Net Investment. Such fee shall accrue from the date of the initial Advance to the date on which the Noteholder's Percentage is reduced to zero.

         "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

         "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

         "Taxes" shall have the meaning specified in Section 6.3 hereof.

         "Telerate Page 3750 Screen" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

         "Termination Date" means the earliest of (i) the Business Day designated by the Debtor to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement,
(iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day upon which a Termination Date is declared or automatically occurs pursuant to Section 6.2(a) of the Guaranty and Security Agreement(v) two Business Days prior to the Commitment Termination Date, or on (vi) the day on which a Company Termination Date shall occur unless the interest in the Net Investment shall have been assigned (or is concurrently so assigned) to the Bank Investors pursuant to Section 7.9 hereof.

         "Termination Event" means an event described in Section 6.1 of the Guaranty and Security Agreement.

         "Transaction Costs" has the meaning specified in Section 6.4(a) hereof.

         "Transaction Documents" means, collectively, this Agreement, the Guaranty and Security Agreement, the Receivables Purchase Agreements, any Servicer Account Agreement, any Post Office Box Agreement, the Fee Letter, the Note and all of the other instruments, documents and other agreements executed and delivered by the Debtor, the Guarantor, the Bank or the Servicer in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

         "U.S." or "United States" means the United States of America.

         Section 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Guaranty and Security Agreement.

         Section 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                             ADVANCES; SETTLEMENTS

         Section 1.4 Advances; the Note; Eligible Receivables Advances. Upon the terms and subject to the conditions herein set forth, at any time and from time to time prior to the occurrence of the Termination Date the Company may, at its option, or the Bank Investors shall, if so requested by the Debtor, make an advance (any such advance, an "Advance"); provided that after giving effect to the issuance of Related Commercial Paper to fund the amount of any Advance (an "Advance Amount") and the payment to the Debtor of such Advance Amount the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper would not exceed the Facility Limit; and, provided further, that, after giving effect to such Advance, the Guarantor's Percentage shall not be less than the Minimum Guarantor's Percentage (the calculation thereof to be set forth in the Additional Advance Certificate delivered in connection with such Advance) and provided further however, that, subject to Section 3.2, the representations and warranties set forth in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Advance and the payment to the Debtor of the Advance Amount related thereto and an Additional Advance Certificate shall have been delivered with respect to such Advance as required by Section 3.2 hereof.

         The Debtor shall, by notice to the Agent given by telephone (and promptly followed by telecopy confirmation), request an Advance at least three
(3) Business Days prior to the proposed date of any Advance. Each such notice shall specify (w) whether such request is made to the Company or the Bank Investors (it being understood and agreed that the Debtor shall not request funding from the Bank Investors unless the Company shall have not accepted an Advance and that once the Bank Investors acquire any interest in the Net Investment hereunder, the Bank Investors shall be required to accept the assignment of all interests in the Net Investment held by the Company in accordance with Section 7.9 and thereafter the Company shall no longer make any additional Advances hereunder), (x) the desired Advance Amount (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit), and (y) the desired date of such Advance. In the event that proceeds from the issuance of Related Commercial Paper exceed the Advance Amount paid to the Debtor, the Debtor may elect to receive such excess proceeds and increase the Net Investment, subject to the terms and conditions applicable to Advances as set forth in this Agreement. The Agent will promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of any request for an Advance to be made by such Person. To the extent that any such Advance is requested of the Company, the Company shall accept or reject such request by notice given to the Debtor and the Agent by telephone or telecopy by no later than 5:00 p.m. (New York time) on the Business Day following its receipt of any such request. Each Additional Advance Certificate shall be irrevocable and binding on the Debtor and the Debtor shall indemnify the Company and each Bank Investor against any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement) as a result of any failure by the Debtor to accept any such Advance on the date indicated in the applicable Additional Advance Certificate, including, without limitation, any actual loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company or any Bank Investor to fund such Advance.

         On or prior to the Closing Date, the Debtor shall issue a single note to the Agent, on behalf of the Company and the Bank Investors (the "Note"), which shall (1) be dated the Closing Date; (2) be in the stated principal amount equal to the Facility Limit (as reflected from time to time on the grid attached thereto); (3) bear interest as provided therein; (4) be payable to the order of the Agent for the account of the Company or the Bank Investors and mature on the date which is twelve

(12) months after the Termination Date; and (5) be substantially in the form of
Exhibit I to this Agreement, with blanks appropriately completed in conformity herewith. The Agent shall indicate the amount of the initial Advance together with the date thereof on the grid attached to the Note. The Agent shall indicate the amount of each subsequent Advance together with the date thereof as well as any increase in the Net Investment on the grid attached to the Note.

         Although the Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereunder. In addition, although the stated principal amount of the Note shall be equal to the Facility Limit, the Note shall be enforceable with respect to the Debtor's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Advances outstanding thereunder at the time such enforcement shall be sought.

         By no later than 11:00 a.m. (New York time) on any Advance Date, the Company or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Advance by the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Advance Amount for such Advance to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Advance Amount shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Advance and the Agent's receipt of funds from the Company or the Bank Investors as aforesaid, the Agent shall use its reasonable efforts to remit the Advance Amount to the Debtor's account at the location indicated in Section 8.1 hereof, in immediately available funds, by 1:30 p.m. (New York time) on the Advance Date. Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Advance Amount relating to any Advance available on the applicable Advance Date therefor, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Advance Amount available to the Debtor in anticipa-tion of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Advance Date, the Company or such Bank Investor, on the one hand, and the Debtor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company or any such Bank Investor, or the Base Rate, in the case of the Debtor, to the Agent upon its demand therefor (provided that the Company shall have no obligation to pay such interest amounts except to the extent that it shall otherwise have sufficient funds to pay the face amount of its Commercial Paper in full). The Agent shall immediately notify the Debtor if the Agent has made such an advance on behalf of the Company or any Bank Investor and the Debtor shall repay such advance at any time without penalty or any Early Collection Fee. Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to have an interest in the Net Investment hereunder. Upon the payment of such amount to the Agent
(x) by the Debtor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by the Company or such Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Advance Amount for such Advance.

                  (1) Noteholder's Percentage. The Noteholder's Percentage shall be initially computed as of the opening of business of the Servicer on the date of the Cut-Off Date. Thereafter until the Termination Date the Noteholder's Percentage shall be automatically and promptly recomputed as of the close of business of each Cycle Date (other than a Cycle Date after the Termination
Date). The Noteholder's Percentage shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

         Section 1.5 Fundings.

                  (1) Prior to the Termination Date; Net Investment Funded by Company. At all times hereafter, but prior to the Termination Date and not with

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

respect to any portion of the Net Investment held by the Bank Investors (or any of them), the Debtor may, subject to the Company's approval and the limitations described below, request that the Net Investment be allocated among one or more funding periods, so that the aggregate amounts so allocated at all times shall equal the Net Investment held by the Company. The Debtor shall give the Company irrevocable notice by telephone of the new requested funding period(s) at least three (3) Business Days prior to the expiration of any then existing funding period; provided, however, that the Company may select, in its sole discretion, any such new funding period if (i) the Debtor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the funding period requested by the Debtor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to fund all or substantially all of the Net Investment held by it by issuing Related Commercial Paper; provided,that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of Related Commercial Paper is not possible or is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Note pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial funding period applicable to any such Purchased Interest shall be a period of not greater than three (3) Business Days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, provided that the Termination Date shall not have occurred, Carrying Costs shall accrue on the basis of either the Base Rate or the Adjusted LIBOR Rate, as determined by the Debtor. The Debtor shall give the Agent irrevocable notice by telephone of the new requested funding period at least three (3) Business Days prior to the expiration of any then existing funding period. In the case of any funding period outstanding upon the Termination Date, such funding period shall end on such date.

                  (2) After the Termination Date; Net Investment Funded by Company. At all times on and after the Termination Date (provided that no Termination Event (other than an event described in either Section 6.1(o) or 6.1(p) of the Guaranty and Security Agreement) shall have occurred), with respect to any portion of the Net Investment which shall not have been transferred to the Bank Investors (or any of them), the Debtor shall select all funding periods and rates applicable thereto. The Debtor shall give the Agent irrevocable notice by telephone of the new requested funding period at least three (3) Business Days prior to the expiration of any then existing funding period. After the occurrence of a Termination Event (other than an event described in either Section 6.1(o) or 6.1(p) of the Guaranty and Security Agreement), Carrying Costs shall accrue at either the Base Rate or the Adjusted LIBOR Rate, at the Agent's option.

                  (3) Prior to the Termination Date; Net Investment Funded by Bank Investor. At all times with respect to any portion of the Net Investment transferred to the Bank Investors (or any of them) pursuant to Section 7.9, but prior to the Termination Date, the initial funding period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than three (3) Business Days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, with respect to such portion, and with respect to any other portion of the Net Investment held by the Bank Investors (or any of them), provided that the Termination Date shall not have occurred, Carrying Costs shall accrue with respect thereto at either the Base Rate or the Adjusted LIBOR Rate, at the Debtor's option. The Debtor shall give the Agent irrevocable notice by telephone of the new requested funding period at least three (3) Business Days prior to the expiration of any then existing funding period. In the case of any funding period outstanding upon the occurrence of the Termination Date, such funding period shall end on the date of such occurrence.

                  (4) After the Termination Date; Net Investment Funded by Bank Investor. At all times on and after the Termination Date (provided that no Termination Event (other than an event described in either Section 6.1(o) or 6.1(p) of the Guaranty and Security Agreement) shall have occurred), with respect to any portion of the Net Investment which shall have been owned or transferred to the Bank Investors (or any of them), the Debtor shall select all funding periods applicable thereto. After the occurrence of a Termination Event (other than an event described in either Section 6.1(o) or 6.1(p) of the Guaranty and Security Agreement), the Agent shall select all funding periods and rates applicable to the Net Investment.

                  (5) Eurodollar Rate Protection; Illegality. (i) If the Agent or NationsBank is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed funding period, then

                  (A) the Agent shall forthwith notify the Company or Bank Investors, as applicable and the Debtor that the Adjusted LIBOR Rate cannot be determined for such funding period, and

                  (B) while such circumstances exist, neither the Company, any Liquidity Provider, the Bank Investors or the Agent shall allocate the Net Investment related to any Advances made during such period or reallocate the Net Investment allocated to any then existing funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

                  (ii) If, with respect to any outstanding funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate, the Company, any Liquidity Provider or any of the Bank Investors funding any portion of the Net Investment allocated thereto notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Net Investment or that the Adjusted LIBOR Rate applicable to such Net Investment will not adequately reflect the cost to the Person of funding or maintaining such Net Investment for such funding period then the Agent shall forthwith so notify the Debtor, whereupon neither the Agent nor the Company, any Liquidity Provider or the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Net Investment related to any Advances made during such period or reallocate the Net Investment allocated to any funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

                  (iii) Notwithstanding any other provision of this Agreement, if the Company, any Liquidity Provider or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such Bank Investor or such Liquidity Provider, as applicable, to fund the Net Investment or any portion thereof at the Adjusted LIBOR Rate, then
(x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company, any Liquidity Provider or such Bank Investor, as applicable, to fund its purchase or maintenance of Net Investments at the Adjusted LIBOR Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment allocated to each funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Net Investment at the Adjusted LIBOR Rate until the last day of the applicable funding period, be reallocated on the last day of such funding period to another funding period in respect of which the Net Investment allocated thereto accrues Carrying Costs on a basis other than the Adjusted LIBOR Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Net Investment at the Adjusted LIBOR Rate until the end of the applicable funding period, such Person's share of the Net Investment allocated to such funding period shall be deemed to accrue Carrying Costs on the basis of the Base Rate from the effective date of such notice until the end of such funding period.

         Section 1.6 Carrying Costs, Fees and Other Costs and Expenses. The Debtor shall pay, as and when due in accordance with this Agreement, all fees hereunder, including any Early Collection Fee, Carrying Costs and all amounts payable pursuant to Article VI hereof, if any. On each Remittance Date, the Debtor shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Carrying Costs for the related Collection Period. The Debtor shall pay to the Agent, on behalf of the

Company, on each day on which Related Commercial Paper is issued by the Company, the Dealer Fee with respect to such Related Commercial Paper. Nothing in this Agreement shall limit in any way the obligations of the Debtor to pay the amounts set forth in this Section 2.3.

         Section 1.7 Allocations of Collections; Non-Liquidation Settlement Procedures. (a) Within six (6) days of each Cycle Date, the Servicer shall allocate all Collections received on or prior to such Cycle Date and after the preceding Cycle Date as Finance Charge Collections or Principal Collections and shall deposit such Collections into the Guarantor Account or the Collection Account, as applicable. Calculations with respect to Principal Collections shall be performed by the Servicer as described in subsection (b) below. On each Remittance Date, the product of (A) the estimated daily average of the Noteholder's Percentage over the preceding Collection Period (as determined as of each Cycle Date occurring during such Collection Period) and (B) the aggregate Finance Charge Collections for such preceding Collection Period (other than Collections comprised of late fees, NSF or returned check charges or similar fees and charges which shall be retained by the Servicer as provided in
Section 6.2(e)), which product shall be net of any Remittance Advances made by the Debtor for costs accrued with respect to such Collection Period (but not less than zero), shall be calculated by the Servicer (such amount, the "Monthly Finance Charge Amount"). Upon each Remittance Date:

                  (1) first, the Debtor shall pay to the Agent any accrued and unpaid Carrying Costs for such Collection Period;

                  (2) second, the Servicer shall calculate an amount equal to any Servicing Fee due and owing (such amount which, when added together with the amount paid pursuant to clause (i), is not to exceed the Monthly Finance Charge Amount); and

                  (3) third, to the extent the sum of the amounts paid pursuant to or described in clauses (i) and (ii) above do not exceed the Monthly Finance Charge Amount, if such Remittance Date is on or after the

         Termination Date, the Debtor shall pay to the Agent an amount equal to any such deficit, which payment shall be applied as a reduction of the Net Investment (such amount which, when added together with the sum of the amounts paid pursuant to or described in clauses (i) and (ii), is not to exceed the Monthly Finance Charge Amount).

         (b) Within six (6) days after each Cycle Date on or after the Termination Date, (i) the Servicer shall calculate an amount equal to the Noteholder's Percentage of all Principal Collections received on or prior to such Cycle Date (such amount, the "Monthly Principal Amount")and after the preceding Cycle Date and on the related Remittance Date the Debtor shall pay an amount equal to such amount (net of any Remittance Advances made by the Debtor for costs accrued with respect to the preceding Collection Period in excess of the amount of Remittance Advances netted against the Noteholder's Percentage of Finance Charge Collections for such Collection Period, the Guarantor's Percentage of Finance Charge Collections for such Collection Period and the portion of Principal Collections not allocated to the Net Investment) to the Agent in reduction of the Net Investment, and (ii) the Servicer shall calculate an amount equal to the portion of such Principal Collections not allocated to the Net Investment (net of any Remittance Advances made by the Debtor for costs accrued with respect to the preceding Collection Period in excess of the amount of Remittance Advances netted against the Noteholder's Percentage of Finance Charge Collections for such Collection Period and the Guarantor's Percentage of Finance Charge Collections for such Collection Period), and if a Termination Event (other than an event described in either Section 6.1(o) or 6.1(p) of the Guaranty and Security Agreement) shall have occurred, on the related Remittance Date the Debtor shall pay an amount equal to such amount to the Agent in reduction of the Net Investment.

         (c) In the event that, on any date, the Company does not have sufficient funds to pay the Interest Component of matured or maturing Related Commercial Paper or any Dealer Fee due and payable on such day, the Debtor, acting upon written notice from the Agent, shall pay an amount equal to such costs and any Dealer Fee due and payable on such day (a "Remittance Advance") to the Agent, for the account of the Company.

                  (2) The Debtor shall have the option to designate a fixed percentage (the "Discount Percentage") of all Receivables other than Finance Charges and Receivables in Defaulted Accounts to be treated as finance charge receivables ("Discount Receivables") in accordance with the provisions of this
Section 2.4(d), which percentage shall remain fixed and in effect until such time as the Debtor has provided a subsequent designation, upon 20 days prior written notice, to the Agent. The initial Discount Percentage shall be 0%. The Debtor shall have the option to increase, decrease or eliminate the Discount Percentage, provided, that (i) no such designation shall become effective if it would reasonably be expected to cause a Termination Event to occur, (ii) no such designation shall become effective upon or after a Termination Event without the Agent's prior written approval, and (iii) if, at the date of designation, the projected Net Portfolio Yield for any Monthly Period during the six months following such date, after giving effect to such designation, is less than 3%, no such designation shall become effective without the Agent's prior written consent.

         Section 1.8 Liquidation Settlement Procedures. If, on the Termination Date the Guarantor's Percentage is less than the Minimum Guarantor's Percentage, then the Debtor shall immediately pay to the Agent, for the benefit of the Company or the Bank Investors, as applicable, an amount equal to the amount that, when applied in reduction of the Net Investment, will result in a Guarantor's Percentage equal to or greater than the Minimum Guarantor's Percentage. Such amount shall be applied by the Agent to the reduction of the Net Investment.

         Section 1.9 Fees. The Debtor shall pay the following non-refundable fees:

                  (1) On each Remittance Date, to the Company solely for its own account, the Program Fee and the Administrative Fee, and to the Agent for distribution to the Bank Investors, the Facility Fee.

                  (2) On the date of execution hereof, to the Administrative Agent solely for its own account, the Arrangement Fee.

         Section 1.10 Deemed Collections; Application of Payments. (a) If on any day the Outstanding Principal Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance or any billing adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (z) any other downward adjustments to the balance of such Receivable without receiving Collections therefor and prior to such Receivable becoming a Defaulted Receivable, the amount of such cancellation, reduction or adjustment shall thereafter be deducted from the aggregate Outstanding Principal Balance of the Receivables and the Net Receivables Balance. If such reduction would result in a Guarantor's Percentage less than the Minimum Guarantor's Percentage, the Debtor shall pay to the Agent an amount equal to the amount that, when applied in reduction of the Net Investment, will result in a Guarantor's Percentage equal to or greater than the Minimum Guarantor's Percentage. Such amount shall be applied by the Agent to the reduction of the Net Investment.

                  (1) If on any day the Servicer or the Debtor has actual knowledge that any of the representations or warranties in Section 3.1(l) of the Guaranty and Security Agreement was or has become untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent, the Company or the Bank Investors as contemplated hereunder), such Receivable shall thereafter not be included in any calculation of the Net Receivables Balance. If such reduction would result in a Guarantor's Percentage less than the Minimum Guarantor's Percentage, the Debtor shall pay to the Agent an amount equal to the amount that, when applied in reduction of the Net Investment, will result in a Guarantor's Percentage equal to or greater than the Minimum Guarantor's Percentage. Such amount shall be applied by the Agent to the reduction of the Net Investment.

         Section 1.11 Payments and Computations, Etc. All amounts to be paid or deposited by the Debtor or the Servicer hereunder or under the Guaranty and Security Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company or any Bank Investor they shall be paid or deposited in the account indicated in
Section 8.1 hereof, until otherwise notified by the Agent. The Debtor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to the Adjusted LIBOR Rate that would apply during the continuance of a Termination Event. All computations of interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Debtor hereunder shall be binding upon the Debtor absent manifest error.

         Section 1.12 Sharing of Payments, Etc. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Net Investment it may have (other than pursuant to Section 2.5, or Article VI and other than as a result of the differences in the timing of the applications of payments pursuant to Section 2.3 or 2.4) in excess of its ratable share of payments on account of Net Investment held by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the Net Investment held by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

         Section 1.13 Right of Setoff. Without in any way limiting the provisions of Section 2.9, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Debtor against the amount of the Aggregate Unpaids owing by the Debtor to such Person (even if contingent or unmatured).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 1.14 Representations and Warranties of the Debtor. The Debtor represents and warrants to the Agent, the Company and the Bank Investors that:

                  (1) Corporate Existence and Power. The Debtor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Debtor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (2) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Debtor of this Agreement, the Receivables Purchase Agreements to which the Debtor is a party, the Fee Letter, the Note and the other Transaction Documents to which the Debtor is a party are within the Debtor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.2 of the Guaranty and Security Agreement), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Debtor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Debtor or result in the creation or imposition of any Adverse Claim on the assets of the Debtor or any of its Subsidiaries (except as contemplated by Section 2.2 of the Guaranty and Security Agreement or any other provision of this Agreement or any other Transaction Document).

                  (3) Binding Effect. Each of this Agreement, the Receivables Purchase Agreements to which the Debtor is a party, the Fee Letter, the Note and the other Transaction Documents to which the Debtor is a party constitutes the legal, valid and binding obligation of the Debtor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                  (4) Accuracy of Information. All information heretofore furnished by the Debtor (including without limitation, the financial statements delivered pursuant to Section 5.1) to the Company, any Bank Investors, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Debtor to the Company, any Bank Investors, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (5) Tax Status. The Debtor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                  (6) Action, Suits. Except as set forth in Exhibit J hereof (as such exhibit may be amended from time to time), there are no actions, suits or proceedings pending, or to the knowledge of the Debtor threatened, against or affecting the Debtor or its properties, in or before any court, arbitrator or other body, (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document, (iii) seeking any determination or ruling that, in the judgment of the Debtor, would materially and adversely affect the performance of its obligations under any Transaction Document to which it is a party or materially and adversely affect the collectibility of the Receivables as a whole, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Transaction Document. Except as set forth in Exhibit J hereof (as such exhibit may be amended from time to time), there are no outstanding judgments in any court against the Debtor (for which the Debtor is solely responsible or is responsible jointly with other Persons) in excess of $1,000,000 individually.

                  (7) Use of Proceeds. The proceeds of all Advances shall be used by the Debtor exclusively for the following purposes: (i) to make capital contributions or loans, directly or indirectly, to the Guarantor (it being understood that, with respect to any such indirect capital contribution or indirect loan, all of such proceeds at any intermediary will be contributed or loaned, as applicable, to the Guarantor), and (ii) to purchase Receivables from the Bank or the Guarantor in accordance with and pursuant to the applicable Receivables Purchase Agreement; provided, that to the extent the Debtor uses the proceeds of Advance for any purpose set forth in clause (i) or (ii), and such funds are repaid or retransferred to the Debtor pursuant to the Transaction Documents or otherwise, then the foregoing restrictions shall no longer apply to such proceeds so repaid or retransferred to the Debtor. No proceeds of any Advance will be used by the Debtor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. The Guarantor shall be a third-party beneficiary of this paragraph (g) of this Section 3.1.

                  (8) Tradenames, Etc. As of the date hereof: (i) the Debtor has only the subsidiaries and divisions listed on Exhibit K hereto; and (ii) the Debtor has, within the last five (5) years, operated only under the tradenames identified in Exhibit K hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit K hereto.

                  (9) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                  (10) Not an Investment Company. The Debtor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (11) ERISA. Each of the Debtor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                  (12) Bulk Sales. No transactions contemplated hereby or by any Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

                  (13) Transfers Under the Original Receivables Purchase Agreements. Each Receivable which has been transferred to the Debtor by a Designated Seller has been purchased by the Debtor from such Designated Seller pursuant to, and in accordance with, the terms of the applicable Original Receivables Purchase Agreement.

         Section 1.15 Reaffirmation of Representations and Warranties by the Debtor. On each day that an Advance is made hereunder, the Debtor, by accepting the proceeds of such Advance, shall be deemed to have certified that all of its respective representations and warranties described in Sections 3.1 hereof are correct on and as of such day as though made on and as of such day, provided that the representations set forth in Section 3.1(f) hereof shall be deemed made only on and as of the Closing Date and on each January 1, April 1, July 1 and October 1 of each calendar year (whether or not any such date is an Advance
Date). Each Advance shall be subject to the further condition precedent that prior to the date of such Advance, the Servicer shall have delivered to the Agent and the Administrative Agent, in the form and substance satisfactory to the Agent and the Administrative Agent, a completed Additional Advance Certificate as of a Cycle Date that is not earlier than the fifth Business Day prior to the date of such Advance, together with such additional information as may be reasonably requested by the Administrative Agent or the Agent; and the Debtor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

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

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 1.16 Conditions to Closing. On or prior to the date of execution hereof, the Debtor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Agent:

                  (1) A copy of the resolutions of the Board of Directors of the Debtor, certified by its Secretary or Assistant Secretary, approving the execution, delivery and performance by the Debtor of this Agreement and the other Transaction Documents to be delivered by the Debtor hereunder or thereunder.

                  (2) A copy of the resolutions of the Board of Directors of the Servicer, the Bank and the Guarantor certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by such Person of each Transaction Document to be delivered by such Person hereunder or thereunder.

                  (3) The Articles or Certificate of Incorporation of the Debtor certified by the Secretary of State or other similar official of the Debtor's jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

                  (4) The Articles or Certificate of Incorporation, Articles of Association or Articles of Organization, as applicable, of the Servicer, the Bank and the Guarantor certified by the Secretary of State or other similar official of such Person's jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

                  (5) A Good Standing Certificate for the Debtor issued by the Secretary of State or a similar official of the Debtor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                  (6) A Good Standing Certificate for the Servicer, the Bank and the Guarantor issued by the Secretary of State or a similar official of the Servicer's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                  (7) A Certificate of the Secretary or Assistant Secretary of the Debtor, the Servicer, the Bank and the Guarantor substantially in the form of Exhibit L attached hereto.

                  (8) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Advance naming Belk Simpson as the debtor in favor of the Debtor, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Debtor's first priority perfected security interest in all Receivables sold thereto by Belk Simpson and the Related Security and Collections relating thereto.

                  (9) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Advance naming Belk Virginia as the debtor in favor of the Debtor, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Debtor's first priority perfected security interest in all Receivables sold thereto by Belk Virginia and the Related Security and Collections relating thereto.

                  (10) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Advance naming the Debtor as the debtor in favor of the Bank, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Bank's first priority perfected security interest in all Receivables sold thereto by the Debtor and the Related Security and Collections relating thereto.

                  (11) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Advance naming the Debtor as the debtor in favor of the Guarantor, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Guarantor's first priority perfected security interest in all Receivables sold thereto by the Debtor and the Related Security and Collections relating thereto.

                  (12) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Advance naming the Debtor as the debtor in favor of the Agent, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's first priority perfected security interest in all Debtor Receivables pledged thereto by the Debtor and the Related Security and Collections relating thereto.

                  (13) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Advance naming the Bank as the debtor in favor of the Guarantor, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Guarantor's first priority perfected security interest in all Receivables sold thereto by the Bank and the Related Security and Collections relating thereto.

                  (14) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Advance naming the Guarantor as the debtor in favor of the Agent, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's first priority perfected security interest in all Receivables pledged thereto by the Guarantor and the Related Security and Collections relating thereto.

                  (15) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables granted by the Debtor, any Designated Seller, the Bank or the Guarantor.

                  (16) Executed copies of the Servicer Account Agreements relating to each of the Servicer Account Banks and the Servicer Accounts.

                  (17) Opinions of Smith Helms Mulliss & Moore, L.L.P., special counsel to the Debtor, the Bank, the Guarantor and the Servicer and Luther T. Moore, Senior Vice President and Assistant General Counsel of Belk Stores Services, Inc., as counsel to the Debtor, the Bank, the Guarantor and the Servicer, together covering the matters set forth in Exhibit M hereto, in form and substance satisfactory to the Agent and Agent's counsel.

                  (18) A computer tape setting forth as of the Cut-Off Date all Receivables and the Outstanding Principal Balances thereon and such other information as the Agent may reasonably request.

                  (19) An executed copy of this Agreement, the Guaranty and Security Agreement, the Receivables Purchase Agreements, the Fee Letter and each of the other Transaction Documents to be executed by the Servicer, the Designated Sellers the Bank, the Guarantor or the Debtor.

                  (20) The Note, duly executed by the Debtor.

                  (21) The Arrangement Fee in accordance with Section 2.6(b).

                  (22) A Servicer Report for May 1, 1999.

                  (23) An executed copy of the Post Office Box Agreements.

                  (24) Such other documents, instruments, certificates and opinions as the Agent or the Administrative Agent shall reasonably request.

                                    ARTICLE V

                                    COVENANTS

         Section 1.17 Affirmative Covenants of Debtor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment and all other Aggregate Unpaids have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (1) Financial Reporting. The Debtor will maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered substantially in accordance with GAAP, and furnish to the Agent:

                  (1) Annual Reporting. (A) Within 150 days after the close of the Debtor's and Belk Center's fiscal years, (beginning with the fiscal year ending in 1999) company prepared financial statements, (x) prepared substantially in accordance with GAAP for the Debtor, and (y) prepared on a consolidated basis, substantially as currently prepared, for Belk Center and its Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, stockholder's equity and cash flows, or (B) within ten (10) days of the delivery of the Debtor's Form 10-K Annual Report to the Securities and Exchange Commission, a copy of such report, in either case certified by an officer of the Debtor as accurate accompanied by a certificate of the Chief Financial Officer of the Debtor stating that the Debtor is in compliance with Section 5.3 of this Agreement and stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof; provided, that if such annual report does not include the financial statements of Belk Center, the Debtor shall furnish to the Agent the information specified in Section 5.1(a)(i)(A)(y).

                  (2) Quarterly Reporting. (A) Within forty-five (45) days after the close of the first three quarterly periods of the Debtor's year, consolidated unaudited balance sheets of the Debtor and its Subsidiaries as at the close of each such period and consolidated related statements of operations, stockholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, or (B) within ten (10) days of the delivery of the Debtor's Form 10-Q Quarterly Report to the Securities and Exchange Commission, a copy of such report, in either case certified by the Debtor's chief financial officer, and (B) Within forty-five days (45) days after the close of each quarterly period of each of the Guarantor's fiscal years, a certification from the chief financial officer of the Guarantor specifying the Indebtedness the Guarantor has outstanding other than that contemplated by this Agreement and the other Transaction Documents.

                  (3) Consolidated Reports. Within ten days (10) days after the delivery thereof to the Comptroller of the Currency, the publicly available portions of the Bank's consolidated reports of condition and income.

                  (4) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) Business Days after the Debtor has actual knowledge of the occurrence of each Termination Event or each Potential Termination Event, a statement of the Chief Financial Officer of the Debtor setting forth details of such Termination Event or Potential Termination Event, and within five (5) Business Days after such notice, an additional notice detailing the action which the Debtor proposes to take with respect thereto.

                  (5) Change in Debt Ratings. Within five (5) Business Days after the date of any change in the Debtor's public or private debt ratings from Moody's, S&P, Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co., if any, a written certification of the Debtor's public and private debt ratings after giving effect to any such change.

                  (6) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Debtor or any ERISA Affiliate of the Debtor files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Debtor or any ERISA Affiliate of the Debtor receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                  (7) Other Information. Such other information (including non-financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to the Debtor or any Subsidiary of either of them.

                  (2) Conduct of Business. The Debtor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (3) Compliance with Laws. The Debtor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject except where the failure to comply would not have a Material Adverse Effect.

                  (4) Furnishing of Information and Inspection of Records. The Debtor will, at any time and from time to time during regular business hours permit the Agent, or its agents or representatives, to discuss matters relating to the Debtor's performance hereunder and under the other Transaction Documents to which the Debtor is a party with any of the officers, directors, employees or independent public accountants of the Debtor having knowledge of such matters.

                  (5) Collections Received. The Debtor shall hold in trust, and remit, immediately, but in any event not later than three (3) Business Days of its receipt thereof, to the Servicer all Collections that may be received from time to time by the Debtor.

                  (6) Year 2000. The Debtor has taken all action deemed reasonably necessary by the Debtor to assure that the Debtor's and its Subsidiaries' computer based systems are able to operate and effectively process data, including dates, on and after January 1, 2000. At the request of the Agent, the Debtor will provide the Agent with assurances reasonably acceptable to the Agent of the Debtor's year 2000 compatibility.

         Section 1.18 Negative Covenants of the Debtor. During the term of this Agreement, unless the Agent shall otherwise consent in writing:

                  (1) No Change in Business. The Debtor will not make any change in the character of its business which change would, in either case, impair the collectibility of any Receivable or otherwise result in a Material Adverse Effect.

                  (2) No Mergers, Etc. The Debtor will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or transfer all or substantially all of its assets to any other Person; provided, however, that the Debtor may merge with another person if (w) such Person is a Subsidiary of the Debtor, (x) the Debtor is the corporation surviving such merger, and (y) immediately after and giving effect to such merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

                  (3) ERISA Matters. The Debtor will not (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of

ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Debtor or any ERISA Affiliate of the Debtor is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto;
(iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Debtor or any ERISA Affiliate of the Debtor or such Designated Seller under ERISA or the Code.

         Section 1.19 Financial Covenants of Debtor.

                  (1) The Debtor shall not permit the Fixed Charge Coverage Ratio for the consecutive three-quarter period of the Debtor ending on January 30, 1999, or for any consecutive four-quarter period of the Debtor ending on a date after January 30, 1999, to be less than 1.5 to 1.0.

                  (2) The Debtor shall not permit, the Leverage Ratio for: (i) the consecutive three-quarter period of the Debtor ending on January 30, 1999, to be equal to or greater than 3.00 to 1.00, (ii) any consecutive four-quarter period of the Debtor including and ending with the first fiscal quarter of any fiscal year to be greater than 3.25 to 1.00, (iii) any consecutive four-quarter period of the Debtor including and ending with the second fiscal quarter of any fiscal year to be greater than 3.25 to 1.00, (iv) any consecutive four-quarter period of the Debtor including and ending with the third fiscal quarter of any fiscal year to be greater than 3.70 to 1.00, or (v) any consecutive four-quarter period of the Debtor including and ending with the fourth fiscal quarter of any fiscal year to be greater than 3.00 to 1.00.

                  (3) Capitalized terms used herein and not otherwise defined are used as defined in Exhibit N hereto.

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

                                   ARTICLE VI

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

         Section 1.20 Indemnities by the Debtor. Without limiting any other rights which the Agent, the Company or the Bank Investors may have hereunder or under applicable law, the Debtor hereby agrees to indemnify the Company, the Bank Investors, the Agent, the Administrative Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Debtor, any Designated Seller, the Bank, the Guarantor or the Servicer and any of the Indemnified Parties or between any of the Indemnified Parties and any third party arising out of or as a result of this Agreement, the Guaranty and Security Agreement, the other Transaction Documents, the maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Net Investment, the security interest in the Collateral or any of the other transactions contemplated hereby or thereby, or otherwise arising out of or as a result of this Agreement, the Guaranty and Security Agreement, the other Transaction Documents, the maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Net Investment, the security interest in the Collateral or any of the other transactions contemplated hereby or thereby excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, subject to the qualifications contained in clauses (i) and (ii) above, the Debtor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (1) any representation or warranty made by the Debtor, the Guarantor or any Designated Seller or the Servicer or any officers of the Debtor, the Guarantor, any Designated Seller or the Servicer under or in connection with this Agreement, the Guaranty and Security Agreement, any Receivables Purchase Agreement, any of the other Transaction Documents, any Servicer Report or any other information or report delivered by the Debtor, which shall have been false or incorrect in any material respect when made or deemed made;

                  (2) the failure by the Debtor, the Guarantor, the Bank or the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Account, or the nonconformity of any Receivable or the related Account with any such applicable law, rule or regulation;

                  (3) the failure to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Company and/or the Bank Investors, in the Guarantor's interest in the Collateral, free and clear of any Adverse Claim;

                  (4) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Account not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (5) any failure of the Servicer to perform its duties or

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

         obligations in accordance with the provisions hereof or of the Guaranty and Security Agreement; or

                  (6) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

                  (7) the failure by the Debtor, the Bank, the Guarantor, any Designated Seller, the Bank, the Guarantor, or the Servicer to comply with any term, provision or covenant contained in this Agreement, the Guaranty and Security Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Accounts;

                  (8) the Guarantor's Percentage is less than the Minimum Guarantor's Percentage at any time;

                  (9) the failure of the Debtor, the Bank, the Guarantor any Designated Seller or the Servicer to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

                  (10) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

                  (11) the commingling by the Debtor, the Bank, the Guarantor, any Designated Seller or the Servicer of Collections of Receivables at any time with other funds;

                  (12) any investigation, litigation or proceeding related to this Agreement, the Guaranty and Security Agreement any of the other Transaction Documents, the use of proceeds of Advances by the Debtor or any Designated Seller, the holding of Net Investment, or an interest in any Receivable, Related Security or Account;

                  (13) the failure of any Servicer Account Bank to remit any amounts held in the Servicer Accounts pursuant to the instructions of the Servicer, the Guarantor, or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Servicer Account Agreement) whether by reason of the exercise of set-off rights or otherwise;

                  (14) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Debtor, the Bank, the Guarantor, any Designated Seller or the Servicer to qualify to do business or file any notice of business activity report or any similar report;

                  (15) any action taken by the Debtor, the Bank, the Guarantor, any Designated Seller or the Servicer in the enforcement or collection of any Receivable;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Debtor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Debtor, the Bank, the Guarantor, any Designated Seller or the Servicer and not attributable to any Other Transferor, the Debtor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Debtor, the Bank, the Guarantor, any Designated Seller or the Servicer, such Other

Transferors shall be solely liable for such Indemnified Amounts.

         Section 1.21 Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                  (1) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the Guaranty and Security Agreement, the other Transaction Documents, the maintenance of the Net Investment, or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Guaranty and Security Agreement, the other Transaction Documents, or the maintenance of the Net Investment, or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Guaranty and Security Agreement, the other Transaction Documents, or the maintenance of the Net Investment (except for changes in the rate of general corporate, franchise, net income or other income tax or gross receipts tax);

                  (2) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the

         United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the Guaranty and Security Agreement, the other Transaction Documents, the maintenance of the Net Investment or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the Guaranty and Security Agreement, the other Transaction Documents, or the maintenance or financing of the Net Investment; or

                  (3) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the maintenance of the Net Investment or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the Guaranty and Security Agreement, the other Transaction Documents, or the maintenance of the Net Investment, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the Guaranty and Security Agreement, the other Transaction Documents, the maintenance of the Net Investment, the obligations hereunder, the funding of any advances hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then (to the extent such increased cost is not otherwise reflected in an increase in interest rates or other Carrying Costs), within ten (10) days after demand by such Indemnified Party through the Agent, the Debtor shall pay to the Agent, for the benefit of such Indemnified Party, or such additional amount or amounts as will compensate such Indemnified Party for such increased cost.

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

                  (2) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time (to the extent such reduction is not otherwise reflected in an increase in interest rates or other Carrying Costs), within ten (10) days after demand by such Indemnified Party through the Agent, the Debtor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                  (3) The Agent will promptly notify the Debtor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 6.2. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (and a detailed explanation and calculation of such amount or amounts) shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                  (4) Anything in this Section 6.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 6.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider

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

("Section 6.2 Costs") to the Debtor and each Other Transferor; provided, however, that if such Section 6.2 Costs are attributable to the Debtor, the Bank, the Guarantor, any Designated Seller or the Servicer and not attributable to any Other Transferor, the Debtor shall be solely liable for such Section 6.2 Costs or if such Section 6.2 Costs are attributable to Other Transferors and not attributable to the Debtor, any Designated Seller or the Servicer, such Other Transferors shall be solely liable for such Section 6.2 Costs.

         Section 1.22 Taxes. All payments made hereunder by the Debtor (the "payor") to the Company, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such items other than Excluded Taxes being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

                  (1) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (2) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (3) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

         Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or

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

expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

         If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

         Section 1.23 Other Costs, Expenses and Related Matters. (a) The Debtor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the Bank Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Company, any Bank Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the Guaranty and Security Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the security interest in the Collateral ) (in the case of this clause (i), such attorneys' fees and expenses incurred by or on behalf of the Agent, the Company or the Bank Investors shall be limited to those of Skadden, Arps, Slate, Meagher & Flom LLP) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the security interest in the Collateral under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this

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
Agreement, the Guaranty and Security Agreement, or any of the other Transaction Documents, except to the extent resulting from the gross negligence or willful misconduct of the Company, such Bank Investor or the Agent (all of such amounts, collectively, "Transaction Costs").

                  (1) The Debtor shall pay the Agent, for the account of the Company and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the receipt by the Company or any Bank Investor of any amounts applied in reduction of the Net Investment on any day other than a Remittance Date or the last day of any applicable funding period (in the case of any LIBOR-based funding).

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

                                   ARTICLE VII

                           THE AGENT; BANK COMMITMENT

         Section 1.124 Authorization and Action. (a) The Company and each Bank Investor hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 7.4 and the first sentence of Section 7.3 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for the Company or any Bank Investor; (b) shall not be responsible to the Company or any Bank Investor for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Debtor, the Bank, the Guarantor or the Servicer or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any of the Debtor, the Bank, the Guarantor or the Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Debtor, the Bank, the Guarantor or the Servicer or any of their Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or mis-

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

conduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 1.25 Agent's Reliance, Etc. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Debtor, the Bank, the Guarantor or the Servicer), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding on the Company and all of the Bank Investors; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking any such action.

         Section 1.26 Non-Reliance. The Company and each Bank Investor agrees that it has, independently and without reliance on the Agent or the Company or any Bank Investor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Debtor, the Bank, the Guarantor and the Servicer and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Company or any Bank Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Company and the Bank Investors by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Company or any Bank Investor with any credit or other information

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

concerning the affairs, financial condition, or business of any of the Debtor, the Bank, the Guarantor or the Servicer or any of their Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         Section 1.27 Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Debtor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Company or any Bank Investor) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document; provided that no Bank Investors shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Issuer. The agreements contained in this Section shall survive payment in full of the Net Investment and all other amounts payable under this Agreement.

         Section 1.28 Termination Events. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a Termination Event unless the Agent has received written notice from the Company, any Bank Investor, the Servicer or the Debtor specifying such Potential Termination Event or Termination Event and stating that such notice is a "No-

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

tice of Termination Event". In the event that the Agent receives such a notice of the occurrence of a Potential Termination Event or Termination Event, the Agent shall give prompt notice thereof to the Company and each Bank Investor. The Agent shall (subject to Section 7.2 hereof) take such action with respect to such Potential Termination Event or Termination Event as shall reasonably be directed by the Majority Investors; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable in the best interest of the Company and the Bank Investors.

         Section 1.29 Rights as Bank Investor. With respect to its Commitment, NationsBank (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the same rights and powers hereunder as any other Bank Investor and may exercise the same as though it were not acting as the Agent, and the term "Bank Investor" or "Bank Investors" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to the Company or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any of the Debtor, the Bank, the Guarantor and the Servicer or any of their Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any of the Debtor, the Bank, the Guarantor and the Servicer or any of their Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Company or any Bank Investor.

         Section 1.30 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Company, the Bank Investors and the Debtor. Upon any such resignation, the Bank Investors which hold Commitments aggregating in excess of 51% of the Facility Limit as of such date shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment within

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

thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 1.31 Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

         Section 1.32 Bank Commitment; Assignment to Bank Investors.

                  (1) Bank Commitment. At any time on or prior to the Commitment Termination Date, in the event that the Company does not effect an Advance as requested under Section 2.1, then at any time, the Debtor shall have the right to require the Company to assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 7.9 on a date designated by the Debtor. In addition, at any time on or prior to the Commitment Termination Date
(i) upon the

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

occurrence of a Termination Event that results in the Termination Date, or (ii) the Company elects to give notice to the Debtor of a Company Termination Date, the Debtor hereby requests and directs that the Company assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 7.9 and the Debtor hereby agrees to pay the amounts described in Section 7.9(d) below. No further documentation or action on the part of the Company shall be required to exercise the rights set forth in the immediately preceding sentence, other than, in the case of clause (i) of such sentence, receipt of notice by the Bank Investors from the Agent that a Termination Event has occurred or, in the case of clause (ii) of such sentence, the giving of the notice set forth in such clause and the delivery by the Agent of a copy of such notice to each Bank Investor (the date of the receipt of a notice referred to in such clauses, or the date of any assignment as described in the first sentence of this Section 7.9(a), being the "Effective Date"). Each Bank Investor hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Effective Date to the Company in immediately available funds to an account designated by the Agent. Upon payment of its Assignment Amount, each Bank Investor shall acquire its Pro Rata Share of the Note and shall assume its Pro Rata Share of the Company's obligations hereunder, and the Company shall be released from such portion of such obligations. If, by 2:00 P.M. (New York time) on the Effective Date, one or more Bank Investors (each, a "Defaulting Bank Investor", and each Bank Investor other than any Defaulting Bank Investor being referred to as a "Non-Defaulting Bank Investor") fails to pay its Assignment Amount (the aggregate amount not so made available to the Company being herein called the "Assignment Amount Deficit"), then the Agent shall, by no later than 2:30 P.M. (New York time) on the Effective Date, instruct each Non-Defaulting Bank Investor to pay, by no later than 3:00 P.M. (New York time) on the Effective Date, in immediately available funds, to the account designated by the Company, an amount equal to the lesser of (x) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors) of the Assignment Amount Deficit and (y) its unused Commitment. Upon such payment, such Non-Defaulting Bank Investor shall assume its

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

proportionate share of such Defaulting Bank Investor's obligations. A Defaulting Bank Investor shall forthwith, upon demand, pay to the Agent for the ratable benefit of the Non-Defaulting Bank Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon for each day from the date a payment was made by a Non-Defaulting Bank Investor until the date such Non-Defaulting Bank Investor has been paid such amounts in full at a rate per annum equal to the rate determined in accordance with clause (i) of the definition of "Base Rate" plus two percent (2%). In addition, if, after giving effect to the provisions of the immediately preceding sentence, any Assignment Amount Deficit continues to exist, each such Defaulting Bank Investor shall pay interest to the Agent on such Defaulting Bank Investor's portion of such remaining Assignment Amount Deficit, at a rate per annum equal to the rate determined in accordance with clause (i) of the definition of "Base Rate" plus two percent (2%), for each day from the Effective Date until the date such Defaulting Bank Investor shall pay its portion of such remaining Assignment Amount Deficit in full to the Company. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Advances hereunder.

                  (2) Assignment by a Bank Investor. No Bank Investor may assign all or any portion of its interest in the Net Investment, the Note and its rights and obligations hereunder to any Person unless approved in writing by the Debtor and the Administrative Agent on behalf of the Company and the Agent. In connection with any such assignment by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit C attached hereto, duly executed, assigning to the assignee all or any portion of (A) such assignor's Commitment and other obligations hereunder and (B) such assignor's pro rata interest in the Net Investment, the Note and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other

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Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to the assigned portion of such assignor's Commitment and interest in the Net Investment and the Note for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Advances under Section 2.1(a) in accordance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Company Termination Date", notwithstanding that the Company had such right), and (ii) the assignor shall have no further obligations with respect to the portion of its Commitment hereunder which has been assigned and shall relinquish its rights with respect to the portion of its interest in the Net Investment which has been assigned for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Debtor. NationsBank, as the initial Bank Investor, shall not assign or syndicate any portion of its Commitment unless requested to do so by the Debtor. If NationsBank is requested by the Debtor to assign or syndicate any portion of its Commitment, all reasonable costs and expenses of the Agent and NationsBank incurred in connection with any assignment hereunder shall be borne by the Debtor and not by the Agent or NationsBank. No Bank Investor shall enter into any Assignment and Assumption Agreement hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

                  (3) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assign-

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

ment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Debtor, the Bank, the Guarantor or the Servicer or the performance or observance by the Debtor, the Bank, the Guarantor or the Servicer or any of their respective obligations under this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Note, the Guaranty and Security Agreement, the Receivables Purchase Agreements and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest;
(iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the Guaranty and Security Agreement and the other Transaction Documents; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section
8.8 prior to the date which is one year and one day after

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

the payment in full of all Commercial Paper issued by the Company or Conduit Assignee.

                  (4) Debtor's Obligation to Pay Certain Amounts; Additional Assignment Amount. The Debtor shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 7.9, an aggregate amount equal to all Carrying Costs to accrue with respect to obligations already entered into by the Company under its Commercial Paper program as a result of or in connection with this Agreement. If the Debtor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the Net Investment hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

                  (5) Administration of Agreement After Assignment. After any assignment by the Company to the Bank Investors pursuant to this Section 7.9 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                  (6) Payments. After any assignment by the Company to the Bank Investors pursuant to this Section 7.9, all payments to be made hereunder by the Debtor or the Servicer to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Debtor and the Servicer. In the event that the aggregate of the Assignment Amounts paid by the Bank Investors pursuant to Section 7.9(a) is less than the Net Investment of the Company on the date of such assignment, then to the extent payments made hereunder in respect of the Net Investment exceed the aggregate of the Assignment Amounts, such excess shall be remitted by the Agent to the Company.

                  (7) Downgrade of Bank Investor. If at any time prior to any assignment by the Company to the

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

Bank Investors as contemplated pursuant to this Section 7.9, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Company, the Agent and the Debtor(which such acceptance shall not be unreasonably withheld)). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Company, the Agent and the Debtor (which such acceptance of the Debtor shall not be unreasonably withheld). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to pay to the Agent an amount equal to such Bank Investor's Commitment for deposit by the Agent into an account, in the name of the Agent, which shall be in satisfaction of such Bank Investor's obligations to make Advances and to pay its Assignment Amount upon an assignment in accordance with the applicable provisions of this Section 7.9. The amount on deposit in such account shall be invested by the Agent in Eligible Investments and such Eligible Investments shall be selected by the Agent in its sole discretion. The Agent shall remit to such Bank Investor, monthly, the income thereon. Nothing in the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's commitment to the Issuer or the Company or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

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                                  ARTICLE VIII

                                 MISCELLANEOUS

         Section 1.33 Notices, etc. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.1 and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, postage prepaid, or via U.S. certified or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 8.1. However, anything in this Section 8.1 to the contrary notwithstanding, the Debtor hereby authorizes the Company to effect Advances, funding period and interest rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Debtor. The Debtor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Debtor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

                  If to the Company:

                           Enterprise Funding Corporation
                           c/o Global Securitization Services, LLC
                           25 West 43rd St., Suite 704
                           New York, New York 10036
                           Attention: Kevin Burns
                           Telephone: (212) 302-8331
                           Telecopy: (212) 302-8767

                           (with a copy to the Administrative Agent)

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

                  If to the Debtor:

                           Belk, Inc.
                           2801 West Tyvola Road
                           Charlotte, North Carolina  28217
                           Attention: Terry Scott
                           Telephone: (704) 357-1064, ext: 4273
                           Telecopy: (704) 357-0711
                           Payment Information:
                           Wachovia Bank, N.A.
                           ABA 053-100-494
                           For the Account of: Belk, Inc.
                           Account Number: 1869-007808

                  If to Belk Center

                           The Belk Center, Inc.
                           2801 West Tyvola Road
                           Charlotte, North Carolina 28217
                           Telephone:  (704) 357-1064, extension 7000
                           Telecopy:   (704) 357-1861
                           Attn:  Oakley Orser

                  If to the Agent:

                           NationsBank N.A.
                           Bank of America Corporate
                             Center - 10th Floor
                           100 North Tryon Street
                           NC1-007-10-01
                           Charlotte, North Carolina  28255-0001
                           Attention:  Michelle M. Heath
                                              Global Asset Backed
                                                Securitization
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169

                           Payment Information:
                           NationsBank, N.A.
                           ABA 053-000-196
                           For the Account of: Global Investment Bank Operations Account No. 1093601650000
                           Attn.: Camille Zerbinos

         Section 1.34 Waivers; Amendments. No failure or delay on the part of the Agent, the Company, the

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

Administrative Agent, or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

         Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Debtor, the Servicer, the Company, and the Majority Investors; provided that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent or (vi) extend or permit the extension of the Commitment Termination Date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Collateral Agent shall have obtained sufficient consent hereunder.

         Section 1.35 Successors and Assigns. (a) This Agreement shall be binding upon the Debtor, the Agent, the Company, the Bank Investors, the Servicer and their respective successors and permitted assigns and shall inure to the benefit of the Debtor, the Servicer, the Agent, the Company, the Bank Investors and their

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

respective successors and permitted assigns including the Liquidity Support Provider; provided that neither the Servicer nor the Debtor shall assign any of its rights or obligations hereunder without the prior written consent of the Agent acting upon written instruction of each of the Company and the Bank Investors. The Debtor and the Agent hereby acknowledge that the Company has granted a security interest in all of its rights hereunder to the Collateral Agent. In addition, the Debtor hereby acknowledges that the Company may at any time and from time to time assign all or a portion of its rights hereunder to the Liquidity Provider pursuant to the Liquidity Agreement. Except as expressly permitted hereunder or in the agreements establishing the Company's commercial paper program, the Company shall not assign any of its rights or obligations hereunder without the prior written consent of the Debtor. No Bank Investor may assign, participate, grant a security interest in or otherwise transfer any of its rights and/or obligations hereunder or any portion of its interest in the Note without the prior written consent of the Debtor, such consent not to be unreasonably withheld.

         (b) Without limiting the foregoing, the Company may, from time to time, with prior or concurrent notice to the Debtor, the Bank and the Servicer, in one transaction or a series of transactions, assign all or a portion of the Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Company to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the related administrative agent for such Conduit Assignee will be either NationsBank or Bank of America National Trust and Savings Association (as identified by the Agent in a notice to the Debtor) and will act as the administrative agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrative Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Company and its Liquidity Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limita-

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

tion, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Company's obligations, if any, hereunder or any other Transaction Document, and the Company shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Company and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment shall be made to the Agent or applicable administrative agent, as applicable, on behalf of the Company and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (vii) if requested by the Agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such administrative agent may reasonably request to evidence and give effect to the foregoing. No assignment by the Company to a Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the related Bank Investors' obligation under Section 2.1 to make any Advance not made by the Company or such Conduit Assignee or under Section 7.9 to acquire from the Company or such Conduit Assignee all or any portion of the Net Investment.

         (c) In the event that the Company makes an assignment to a Conduit Assignee in accordance with Section 8.3(b) hereof, the Bank Investors: (i) if requested by NationsBank, shall terminate their participation in the Liquidity Provider Agreement to the extent of such assignment, (ii) if requested by NationsBank, shall execute a participation agreement with respect to the liquidity provider agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation agreement entered into by such Bank Investor with respect to the Liquidity Provider Agreement (or which shall be otherwise reasonably satisfactory to NationsBank and the Bank Investors), (iii) if requested

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

by the Company, shall enter into such agreements as requested by the Company pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of the Company (or which agreements shall be otherwise reasonably satisfactory to the Company and the Bank Investors), and (iv) shall take such actions as the Agent shall reasonably request in connection therewith.

         Section 1.36 Severability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 1.37 Governing Law; Submission to Jurisdiction; Integration.

                  (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE DEBTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA AND OF ANY NORTH CAROLINA STATE COURT SITTING IN MECKLENBURG COUNTY, NORTH CAROLINA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Debtor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 8.5 shall affect the right of the Company to bring any action or proceeding against the Debtor or its property in the courts of other jurisdictions.

                  (2) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter

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

hereof superseding all prior oral or written understandings.

                  (3) The Debtor and the Servicer each hereby appoints Luther T. Moore as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Western District of North Carolina and of any North Carolina State court sitting in Mecklenburg County, North Carolina by the Company, the Agent, any Bank Investor, the Collateral Agent or any assignee of any of them.

         Section 1.38 Confidentiality Agreement - Company, Agent, Administrative Agent, Collateral Agent, Liquidity Providers and Bank Investors. Each of the Company, the Agent, the Administrative Agent, the Collateral Agent, each Liquidity Provider and each Bank Investor hereby agrees that it will not disclose the contents of this Agreement, the Guaranty and Security Agreement, any other Transaction Document or any other proprietary or confidential information of the Debtor, any Subsidiary of the Debtor or the Servicer, to any other Person except (i) NationsBank (and any affiliate thereof), any Credit Support Provider, any potential Bank Investor or potential Liquidity Support Provider or Credit Support Provider, or such disclosing party's auditors and attorneys, employees or financial advisors and any nationally recognized rating agency; provided such entities, auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information and agree not to disclose it to any other Person, or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction or other Governmental Authority.

         Section 1.39 Confidentiality Agreement. Each of the Debtor and the Servicer hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Agent, the Administrative Agent, the Collateral Agent, any Credit Support Provider, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally

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

recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information and agree not to disclose it to any other Person or
(ii) as otherwise required by applicable law, order of a court of competent jurisdiction or other Governmental Authority.

         Section 1.40 No Bankruptcy Petition Against the Company or the Debtor. The Debtor and each of the other parties hereto covenant and agree that, and each such Person agrees that it shall cause any successor Servicer appointed pursuant to Section 5.1 of the Guaranty and Security Agreement to covenant and agree that, prior to the date which is one year and one day after the payment in full of the later of (i) all amounts due under the Note or (ii) all Commercial Paper issued by the Company (or, if the Net Investment (or any portion thereof) has been assigned to a Conduit Assignee, one year and one day after the payment in full of all Commercial Paper issued by such Conduit Assignee); it will not institute against, or join any other Person in instituting against the Company or any Conduit Assignee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

         Section 1.41 Setoff. The Debtor hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Debtor at any time held by or in the possession of the Agent in the accounts established pursuant to this Agreement.

         Section 1.42 No Recourse Against the Company. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Agreement and all other Transaction Documents are solely the corporate obligations of the Company and shall be payable solely from the assets of the Company in excess of funds necessary to pay matured and maturing Commercial Paper.

         Section 1.43 Further Assurances. Each of the Servicer and the Debtor agrees to do such further acts and things and to execute and deliver to the Company, the

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

Bank Investors, the Administrative Agent, or the Agent such additional assignments, agreements, powers and instruments as are reasonably requested by the Agent to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent, the Company or the Bank Investors its rights, powers and remedies hereunder.

         Section 1.44 Counterparts. This Agreement may be executed (which execution may be by facsimile) in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

         Section 1.45 Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

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

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Note Purchase Agreement as of the date first written above.



                                        ENTERPRISE FUNDING CORPORATION,
                                        as Company

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        BELK, INC.,
                                        as Debtor

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        THE BELK CENTER, INC.,
                                        as Servicer

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



Commitment                              NATIONSBANK, N.A., as Agent
$300,000,000                              and a Bank Investor

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1   Certain Defined Terms........................................... 1
Section 1.2   Other Terms.................................................... 28
Section 1.3   Computation of Time Periods.................................... 28


                                   ARTICLE II
                              ADVANCES; SETTLEMENTS

Section 2.1   Advances; the Note; Eligible Receivables....................... 29
Section 2.2   Fundings....................................................... 32
Section 2.3   Carrying Costs, Fees and Other Costs and Expenses.............. 36
Section 2.4   Allocations of Collections; Non-Liquidation Settlement
                  Procedures................................................. 37
Section 2.5   Liquidation Settlement Procedures.............................. 39
Section 2.6   Fees........................................................... 39
Section 2.7   Deemed Collections; Application of Payments.................... 40
Section 2.8   Payments and Computations, Etc. ............................... 41
Section 2.9   Sharing of Payments, Etc. ..................................... 41
Section 2.10  Right of Setoff................................................ 42


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

Section 3.1   Representations and Warranties of the Debtor................... 43
Section 3.2   Reaffirmation of Representations and Warranties by the Debtor.. 46


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

Section 4.1   Conditions to Closing.......................................... 47


                                    ARTICLE V
                                    COVENANTS

Section 5.1   Affirmative Covenants of Debtor................................ 52

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

Section 5.2   Negative Covenants of the Debtor............................... 55
Section 5.3   Financial Covenants of Debtor.................................. 56


                                   ARTICLE VI
                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

Section 6.1   Indemnities by the Debtor...................................... 57
Section 6.2   Indemnity for Taxes, Reserves and Expenses..................... 60
Section 6.3   Taxes.......................................................... 63
Section 6.4   Other Costs, Expenses and Related Matters...................... 65


                                   ARTICLE VII
                           THE AGENT; BANK COMMITMENT

Section 7.1   Authorization and Action....................................... 67
Section 7.2   Agent's Reliance, Etc. ........................................ 68
Section 7.3   Non-Reliance................................................... 68
Section 7.4   Indemnification of the Agent................................... 69
Section 7.5   Termination Events............................................. 69
Section 7.6   Rights as Bank Investor........................................ 70
Section 7.7   Resignation of Agent........................................... 70
Section 7.8   Payments by the Agent.......................................... 71
Section 7.9   Bank Commitment; Assignment to Bank Investors.................. 71


                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.1   Notices, etc. ................................................. 78
Section 8.2   Waivers; Amendments............................................ 79
Section 8.3   Successors and Assigns......................................... 80
Section 8.4   Severability Clause............................................ 83
Section 8.5   Governing Law; Submission to Jurisdiction; Integration......... 83
Section 8.6   Confidentiality Agreement - Company, Company, Agent,
                  Administrative Agent, Collateral Agent, Liquidity
                  Providers and Bank Investors............................... 84
Section 8.7   Confidentiality Agreement...................................... 84
Section 8.8   No Bankruptcy Petition Against the Company or the Debtor....... 85
Section 8.9   Setoff......................................................... 85
Section 8.10  No Recourse Against Stockholders, Officers or Directors........ 85

Section 8.11  Further Assurances............................................. 85
Section 8.12  Counterparts................................................... 86
Section 8.13  Headings....................................................... 86

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

                                    EXHIBITS

         EXHIBIT A Forms of Account Agreement
         EXHIBIT B Form of Additional Advance Certificate
         EXHIBIT C Form of Assignment and Assumption Agreement
         EXHIBIT D Credit Guidelines
         EXHIBIT E Form of Post Office Box Agreement
         EXHIBIT F Form of Servicer Account Agreement
         EXHIBIT G List of Servicer Account Banks
         EXHIBIT H Form of Servicer Report
         EXHIBIT I Form of Note
         EXHIBIT J List of Actions and Suits
         EXHIBIT K List of Subsidiaries, Divisions and Tradenames
         EXHIBIT L Forms of Secretary's Certificate
         EXHIBIT M Form of Opinions
         EXHIBIT N Financial Covenant Definitions


                                       iv